UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2021

Sysco Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-06544	74-1648137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1390 Enclave Parkway, Houston, TX 77077-2099

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (281) 584-1390

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 Par Value	SYY	New York Stock Exchange
1.25% Notes due June 2023	SYY23	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry into Material Definitive Agreement.

Amendment to Existing Credit Agreement

On May 20, 2021, Sysco Corporation (“Sysco”) entered into an amendment (the “Amendment”) to the Credit Agreement dated as of June 28, 2019, as previously amended on May 20, 2020, with JPMorgan Chase Bank, N.A., as administrative agent and the lenders party thereto (the “Existing Credit Agreement”). The Amendment revises the Existing Credit Agreement to (a) adjust the covenant requiring Sysco to maintain a certain ratio of consolidated EBITDA to consolidated interest expense; and (b) adjust the covenant that restricts increases to Sysco’s regular quarterly dividend until the earlier of July 2022 or the date on which Sysco has achieved a certain ratio of consolidated EBITDA to consolidated interest expense.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Neither Sysco nor any of its affiliates has any material relationship with any of the other parties to the Existing Credit Agreement, except for (i) the Company’s previous credit facilities, with respect to which certain of the other parties to the Existing Credit Agreement (and their respective affiliates) were lenders and (ii) commercial banking, investment banking, underwriting, trust and other financial advisory services provided (or to be provided) to Sysco and its subsidiaries by certain of the lenders under the Existing Credit Agreement (and their respective affiliates), for which they have received (or will receive) customary fees and expenses.

SECTION 2 – FINANCIAL INFORMATION

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this report is incorporated herein by reference.

SECTION 8 – OTHER EVENTS

Item 8.01	Other Events.

Expiration of 364-Day Credit Agreement

On May 19, 2021, Sysco’s Credit Agreement, dated as of May 20, 2020, with Bank of America, N.A., as administrative agent, the subsidiary guarantors party thereto, the lenders party thereto, Deutsche Bank Securities, Inc., Goldman Sachs Bank (USA), The Toronto-Dominion Bank, New York Branch, and Wells Fargo Bank, National Association, as syndication agents, and BofA Securities, Inc., Deutsche Bank Securities, Inc., Goldman Sachs Bank (USA), TD Securities (USA) LLC, and Wells Fargo Bank, National Association, as joint bookrunners and lead arrangers (the “364-Day Credit Agreement”), matured by its terms. In connection with such maturity, all outstanding amounts due and payable under the 364-Day Credit Agreement were paid in full and the commitments thereunder were terminated.

Tender Offer for Outstanding Debentures and Senior Notes

On May 20, 2021, Sysco commenced a tender offer to purchase for cash its outstanding 7.160% Debentures due 2027, 6.500% Debentures due 2028, 6.625% Senior Notes due 2039, 5.950% Senior Notes due 2030, 6.600% Senior Notes due 2040, and 6.600% Senior Notes due 2050 (the “Tender Offer”), pursuant to and subject to the terms and conditions in an Offer to Purchase dated May 20, 2021. A copy of the press release announcing the commencement of the Tender Offer is filed as Exhibit 99.1 hereto and incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits.

Exhibit Number	Description

10.1	Amendment No. 2 dated as of May 20, 2021 to Credit Agreement dated as of June 28, 2019, among Sysco Corporation, Sysco Canada, Inc., Sysco EU II S.à r.l., the subsidiary guarantors party thereto, JP Morgan Chase Bank, N.A., as administrative agent, and the lenders party thereto

99.1	Press Release dated May 20, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sysco Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sysco Corporation

Date: May 20, 2021	By:	/s/ Gerald W. Clanton
Gerald W. Clanton
Vice President, Legal, Deputy General Counsel and Assistant Corporate Secretary